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                                                                    Exhibit 10.v

                            SEVENTH AMENDMENT TO THE
               HUFFY CORPORATION SUPPLEMENTAL/EXCESS BENEFIT PLAN


         WHEREAS, Huffy Corporation (the "Sponsor") maintains the Huffy Corporation Supplemental/Excess Benefit Plan (the "Plan") effective January 1, 1998; and

         WHEREAS, the Sponsor desires to amend the Plan;

         NOW, THEREFORE, the Sponsor adopts the following amendment to the Plan effective as of December 1, 1997;

I. Article III of the Plan shall be amended by adding the following paragraph to the end of the Article:

                  For the purpose of calculating the Supplemental/Excess Benefit of Participant Richard L. Molen ("Molen"), the Accrued Retirement Pension, as determined for purposes of clause (i) of this first paragraph of this Article, shall be determined as if Molen had remained an Eligible Employee and had continued to earn Compensation (including regular compensation, at the rate in effect on December 18, 1997, and any bonus or incentive compensation which Molen would have received) and Years of Credited Service until incurring a Severance from Service on December 31, 1998.

II. In all other respects, the Plan shall remain unchanged.

         IN WITNESS WHEREOF, the Sponsor has caused this instrument to be executed as of this 22nd day of December, 1997.



                                    HUFFY CORPORATION

                                    By:    /s/ Nancy A. Michaud
                                       ----------------------------------------
                                    Title: Vice President - General Counsel
                                           ------------------------------------
                                              and Secretary